Exhibit 10.21

Elepreneur Super Affiliate Marketing Plan

The Elepreneur Super Affliate Marketing Plan (S.A.M.) is a unique opportunity for Affliates to be rewarded for their personal sales, successful customer acquisition and retention. The S.A.M. Plan also rewards eligible Super Affliates when they are successful in developing other Super Affliates who may desire to build a business based upon success in selling and servicing customers. Additional Bonuses and opportunities to participate in Global Bonus Pools are available to those who meet speciﬁc performance requirements.

Deﬁnitions

Retail Customer: Any customer who purchases products directly from an Affliate either in person or through the Affliate’s replicated website.

SmartShip Customer: Any customer who purchases products monthly with a recurring order. All SmartShip enrollments entitle the customer to a 10% discount from suggested retail prices.

Elepreneur Affliate: Any person who enrolls as an Affliate and pays an annual fee (currently $99.00). First time enrollees receive: Three D.O.S.E Product Experience Packages (6 servings of Elevate Coﬀee and XanthoMax - Retail Value $30.00 each), a complete Business Internet Suite - Digital Marketing Materials, Access to Business Reports, Policies and Procedures, access to S.A.M. Academy and Basic Training Concepts including full access for one year to a customized Ele-App, which supports eﬀorts to acquire new customers. An Affliate may purchase products or enroll in a monthly recurring SmartShip purchase at a wholesale discount of 20% oﬀ the suggested retail price. Affliates are eligible to earn a 20% proﬁt on all personal retail sales. The annual renewal fee to remain active as an Affliate is $99.00.

“Super” Affliate: A Super Affliate is entitled to earn additional bonuses (Wholesale, Royalty, Bonus Pool). To qualify as a Super Affliate, the Affliate needs to achieve 2,000 RV (Personal Retail Sales plus the aggregated retail sales of all personally recruited Affliates who achieve less than 2,000 in personal and aggregated retail sales within a calendar month).

Generation: A generation is deﬁned as all Retail Customers and Affliates sponsored directly and indirectly who have not qualiﬁed for Super Affliate status. A second generation would include all Retail Customers and Affliates who are not Super Affliates enrolled by a personally Sponsored Super Affliate. All Retail Customers and Affliates between one Super Affliate to another Super Affliate are a generation.

Retail Volume or RV: The suggested retail price on all products. The RV is used to calculate the Retail Proﬁt, the Wholesale Bonus, as well as the qualiﬁcations one must achieve to qualify for advancement and other bonuses.

Commissionable Volume or CV. Each product has a Commissionable Volume attached to it. The CV of a product is used to calculate the Royalty Bonus Payouts.

Retail Proﬁt:

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Earned by any Affliate or Super Affliate Member who has a personal Retail Customer that purchases from the Affliate’s inventory at suggested retail prices

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Retail Proﬁts are also earned when Retail Customers purchase through an

Affliate’s personal replicated website. Such purchases are referred to as eCommerce sales and 20% is earned on these sales.

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The Retail Proﬁt is paid weekly on customer eCommerce and SmartShip purchases.

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Retail Proﬁt Example: Retail Customer 1 purchases at full retail price of $100.00 and 100CV. The Affliate who sponsored Customer 1 would earn a 20% Retail Proﬁt of $20.00.

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Customer with SmartShip. An Affliate will earn a 10% retail proﬁt on all personally sponsored Customers who have a monthly SmartShip order. For example, Retail Customer 1 purchases a product which normally sells for $100 retail, but as a SmartShip customer, the Retail Customer receives a 10% discount or pays $90. The 10% commission paid to the Affliate is paid upon the full retail price of $100 or $10.

Wholesale Proﬁt/Bonus:

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Earned by Super Affliates.

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Wholesale Bonuses of 10% are earned monthly based on the Retail

Volume of orders placed by all personally enrolled Retail Customers,

all Affliates and their Retail Customers enrolled directly and indirectly who have not qualiﬁed as Super Affliates.

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Example: A Super Affliate will earn Wholesale Bonuses on

the purchases/sales made by all Retail Customers and Affliates he or she personally sponsors and the purchases/sales of all Affliates and Retail Customers who are sponsored beneath his or her personally sponsored Affliates up to the ﬁrst Super Affliate in the lineage.

Royalty Bonus:

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Earned by any Super Affliate who has a downline Super Affliate with a minimum of 2,000RV during a given pay period.

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Payout is monthly based on Commissionable Volume (CV). A Royalty Bonus of 4% is paid on the CV of all Super Affliates and their downline through 3 generations of Super Affliates.

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Qualiﬁcation for this bonus is based on RV but payout is based on CV which, in most cases, is equivalent to the RV.

Matching Performance Bonuses

Super Affliates may earn Matching Performance Bonuses when they are qualiﬁed as Super Affliates (min 2,000 RV within a calendar month) and achieve the performance requirements noted below. Matching Performance Bonuses are paid monthly.

1st Generation

When the performance of a Super Affliate is 20,000 RV achieved for three consecutive months in the ﬁrst three Generations of Super Affliates and minimum of 20,000 RV is achieved each month thereafter, the Performance Bonus will ensure the sponsoring Super Affliate will earn, in total Royalty Bonuses, the equivalent of 100% of what is earned by 1st Generation Super Affliates on their 3 Generations of Royalty Bonus Earnings less the Royalty Bonuses already paid.

2nd Generation

When the performance of a Super Affliate is 80,000 RV achieved for three consecutive months in the ﬁrst three Generations of Super Affliates and minimum of 80,000 RV is achieved each month thereafter, the Performance Bonus will ensure the sponsoring Super Affliate will earn, in total Royalty Bonuses, the equivalent of 20% of what is earned by 2nd Generation Super Affliates on their 3 Generations of Royalty Bonus Earnings less the Royalty Bonuses already paid.

3rd Generation:

When the performance of a Super Affliate is 200,000 RV achieved for three consecutive months in the ﬁrst three Generations of Super Affliates and minimum of 200,000 RV is achieved each month thereafter, the Performance Bonus will ensure the sponsoring Super Affliate will earn, in total Royalty Bonuses, the equivalent of 10% of what is earned by 3rd Generation Super Affliates on their 3 Generations of Royalty Bonus Earnings less the Royalty Bonuses already paid.

Global Bonus Pools:

The Global Bonus Pool is reserved for qualifying Super Affliates. There are three diﬀerent Global Bonus Pools with three diﬀerent qualiﬁcation requirements. Qualifying Super Affliates will participate in one Global Bonus Pool at a time. Global Bonus Pools are calculated monthly and paid quarterly.

The total Global Pool Bonus is equal to 2% of the total RV of the entire company. Super Affliates who are eligible to participate in the Global Bonus Pool participate in accordance to the guidelines below.

Global Bonus Pool One – 20% of Total Global Bonus Pool

Qualiﬁcation is 20,000 RV achieved for three consecutive months in your ﬁrst three Generations of Super Affliates and minimum of 20,000 RV each month thereafter to participate in the Global Bonus Pool.

Global Bonus Pool Two – 30% of Total Global Bonus Pool

Qualiﬁcation is 80,000 - 199,999.99 RV in your ﬁrst three Generations of Super Affliates and minimum of 80,000 RV each month thereafter to participate in Global Bonus

Pool Two.

Global Bonus Pool Three – 50% of Total Global Bonus Pool

Qualiﬁcation is 200,000 RV in your three Generations of Super Affliates and minimum of 200,000 RV each month thereafter to participate in Global Bonus Pool Three.

Examples: If the total RV of the Company for a calendar quarter is $10,000,000.00, the total payout for the Global Bonus Pool is $10,000,000.00 * 2% = $200,000.00.

Pool 1 Example: 20% of the Total Global Pool. $200,000.00 * 20% = $40,000.00.

If a Super Affliate’s volume is 25,000 RV for a calendar month and the volume of all participants in Pool 1 is $600,000.00 RV, the Super Affliate would earn a 4% share of the $40,000.00 Global Bonus Pool for that month which equals $1,600.00.

Pool 2 Example: 30% of the Total Global Pool. $200,000 * 30% = $60,000. If a Super Affliate’s volume is 100,000 RV for a calendar month and the volume of all participants in Pool 2 is $3,500,000.00 RV, the Super Affliate would earn a 3% share of the Global Bonus Pool for that month which equals $1,800.00.

Pool 3 Example: 50% of the Total Global Pool. $200,000 * 50% = $100,000. If a

Super Affliate’s volume is $250,000.00 RV and the volume of all participants in Pool 3 is

$8,000,000.00 RV, the Super Affliate would earn a 3% share of the Global Bonus Pool which equals $3,000.00.

Disclaimer: Rewards earned through the Super Affliate Marketing Plan are based on results achieved when selling and servicing customers and building a downline of other Affliates who also build businesses based upon successful customer acquisition and retention. Examples provided are for explanation purposes only.